Exhibit 10.1

LOAN SALE AGREEMENT

This Loan Sale Agreement (this “Agreement”) is made effective as of March 16, 2012 (the “Effective Date”), between 2010-1 RADC/CADC Venture, LLC (“Seller”), and Reliv’ International, Inc. (“Buyer”).

Recitals

A. Seller is the current owner and holder of a loan (the “Loan”) evidenced by (among other things) the following documents (collectively, the “Loan Documents”): (i) that certain promissory note executed by ______________________________, husband and wife (“Borrowers”), in the original principal amount of $2,600,000.00 dated June 12, 2008, together with that certain Allonge to Promissory Note from the Federal Deposit Insurance Corporation in its capacity as receiver for First Bank of Idaho, FSB dated effective as of August 26, 2010 (collectively, the “Note ”); (ii) that certain mortgage dated June 12, 2008, and recorded July 1, 2008 as Document No. 0733226, Book No. 703, Page 337-342 in the office of the Clerk of Teton County, Wyoming, and pertaining to certain real property and improvements commonly known as 720 West Lois Lane, Lot 1 of Kiln Creek Subdivision, Teton County, Wyoming 83414 (“Property I”), together with that certain Assignment of Real Estate Mortgage dated effective as of August 26, 2010 and recorded on April 8, 2011 as Document Number 0791760 in Book 780, page 392 with the Clerk of Teton County, Wyoming (collectively, the “Wyoming Mortgage”); and (iii) that certain mortgage dated June 12, 2008, and recorded June 30, 2008 as Instrument No. 198526, in the office of the Recorder of Teton County, Idaho, and pertaining to certain real property and improvements commonly known as E1/2NE1/4 Section 7, and Part of NW Section 8 all in Township 5 North, Range 44 East, Boise Meridian, Teton County, Idaho 83452 (“Property II” and together with Property I, the “Property”), together with that certain Assignment of Real Estate Mortgage dated effective as of August 26, 2010 and recorded on December 6, 2010 as Instrument No. 214613 with the Recorder of Teton County, Idaho (collectively, the “Idaho Mortgage”).

B. Seller desires to sell, assign and transfer to Buyer, and Buyer desires to purchase from Seller, all of Seller’s rights, title and interest in, to and under the Loan. Seller and Buyer enter into this Agreement for the purpose of providing the terms and conditions upon which Buyer will purchase the Loan and the Loan Documents.

Agreement

In consideration of the foregoing facts and the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees to sell, assign and transfer to Buyer and Buyer hereby agrees to purchase from Seller all of Seller’s rights, title and interest in, to and under the Loan and the Loan Documents subject to the following terms, covenants and conditions:

1.                  Incorporation of Recitals. The recitals set forth above are accurate and are incorporated in this Agreement by this reference.

2.                  Purchase Price. On the Closing Date (as defined below), Buyer shall deliver to Seller the purchase price of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) (the “Purchase Price”) less the Earnest Money (as defined below) in immediately available funds in exchange for all of Seller’s rights, title and interest in, to and under the Loan and Loan Documents.

3.             Closing; Earnest Money. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on a date mutually agreeable to the parties within five (5) days following the Effective Date (the “Closing Date”) at Seller’s office located at 4601 College Boulevard, Suite 300, Leawood, Kansas 66211. On the Effective Date, Buyer shall deliver to Seller (by wire transfer of immediately available funds) an earnest money deposit in the amount of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00) (the “Earnest Money”). The Earnest Money will be applied to the Purchase Price on the Closing Date. In the event of any breach or default by Seller of its covenants in Section 8 below, Seller will promptly refund the Earnest Money to Buyer, otherwise the Earnest Money shall be nonrefundable to Buyer.

4.             Due Diligence.

(a) The Loan Documents and the other documents identified on Schedule I, if any, are the “Loan File Documents.” Although Seller has offered to make the Loan File Documents available for inspection by Buyer (subject to the execution of a confidentiality agreement), Buyer has declined to receive copies of the Loan File Documents.

(b) The Loan File Documents may have been prepared by Seller, prior holders of the Loan, third party contractors or other persons. BUYER UNDERSTANDS AND ACKNOWLEDGES THAT ANY LOAN FILE DOCUMENT PROVIDED BY SELLER OR ANY OTHER SELLER PARTY (defined below) IS BEING PROVIDED WITHOUT REPRESENTATION OR WARRANTY AS TO THE COMPLETENESS OR ACCURACY OF THE FACTS, PRESUMPTIONS AND CONCLUSIONS CONTAINED THEREIN, AND BUYER MAY NOT RELY ON ANY LOAN FILE DOCUMENT IN ANY REGARD. SELLER SPECIFICALLY ADVISES BUYER TO CONDUCT AN INDEPENDENT INVESTIGATION WITH RESPECT TO (AMONG OTHER THINGS) THE VALIDITY AND ENFORCEABILITY OF THE LOAN DOCUMENTS AND OTHER LOAN FILE DOCUMENTS, THE IDENTIFICATION, EXISTENCE, VALUE AND CONDITION OF ALL COLLATERAL FOR THE LOAN, AND LIEN PRIORITY AND PERFECTION.

(c) The Loan File Documents do not include, and Seller does not represent that it has made available to Buyer, all documents or information within the possession or control of Seller or the other Seller Parties relating the Loan, the Property, the Borrowers, the Guarantors or otherwise. Certain of such documents and information have been excluded from disclosure by Seller (or may later come into a Seller Party’s possession and remain undisclosed) in its sole and absolute discretion and, for purposes of this Agreement, are referred to collectively as the “Excluded Information.” The Excluded Information includes information or documents with respect to the Loan, the Property, Borrowers, any Guarantor, or any of their affiliates or representatives that is not known to Buyer and that may be material, and if known to Buyer, could have an impact upon perceived, apparent or actual value of, the merits and risks with respect to, or the decision to acquire, the Loan. The Excluded Information might include, without limitation, attorney-client or otherwise legally privileged documents, appraisals, broker’s opinions of value or other valuation documents, internal loan risk assessments, asset or credit grading reports and internally prepared memoranda. Buyer understands and acknowledges that Seller makes no representations or warranties regarding the Excluded Information and that the Excluded Information could contain documents or information which, if known to Buyer, could have a material impact on its determination of value of the Loan as well as its decision to purchase the Loan.

(d) Buyer hereby acknowledges and agrees that Buyer has made its own independent investigation of the financial condition and business affairs of Borrowers and all other persons or entities that have executed any of the Loan File Documents, and that Buyer has conducted its own independent review of the Loan File Documents, and that Buyer has made its own determination as to the following, notwithstanding its lack of knowledge of or access to the Excluded Information: (i) the enforceability of the Loan; (ii) the existence, condition, location or value of any property, real or personal, encumbered pursuant to or affected by or described in any of the Loan File Documents; and (iii) the fact that the Note remains unpaid and is in default.

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(e) Buyer acknowledges that there may be certain environmental issues and/or risks with respect to the Property (including the real property, all buildings, structures and improvements situated thereon, and water rights or mineral interests securing payment of the Note). BUYER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT UNDERTAKEN TO MAKE THE PROPERTY AVAILABLE FOR INSPECTION BY BUYER, AND THAT BUYER IS RELYING, AND WILL RELY SOLELY ON WHATEVER INVESTIGATION OF THE PROPERTY IT HAS CONDUCTED, IF ANY, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER OR ANY OF ITS AGENTS OR REPRESENTATIVES, AND HEREBY WAIVES ALL OBJECTIONS OR CLAIMS AGAINST SELLER AND ALL SELLER PARTIES (INCLUDING ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS (AS DEFINED BELOW) ON OR RELATING TO THE PROPERTY. Nothing in this Section 4 or otherwise in this Agreement is intended to, or may be construed to, amend, modify or waive any provisions contained in any nondisclosure or confidentiality agreement between the parties. For purposes of this Agreement, the term “Hazardous Materials” means any substance which is or contains: (i) any “hazardous substance” as now or hereafter defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.) (“CERCLA”) or any regulations promulgated under CERCLA; (ii) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.) (“RCRA”) or any regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. - § 2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements (as defined below) or the common law, or any other applicable laws relating to the Property; and (ix) any substance, the presence of which on the Property: (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Property or adjacent property; or (C) which, if it emanated or migrated from the Property could constitute a trespass.

For purposes of this Agreement, the term “Environmental Requirements” means all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees, now on hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities, or any other political subdivisions in which the Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property or the use of the Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including ambient air, surface water, ground water, land or soil).

5.             Limited Warranties and Representations of Seller. Seller hereby represents and warrants to Buyer with respect to the Loan:

(a) Seller is the owner and holder of the Loan and the Loan Documents, and has the right to sell the Loan and the Loan Documents to Buyer free and clear of any and all liens, claims or encumbrances.

(b) Seller has received no payments on the Loan during the period Seller has owned the Loan.

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(c) Seller has entered into no written agreement or other document to release the Borrowers, the Guarantors or the Mortgage prior to the Closing, other than (i) pursuant to Loan Documents or other Loan File Documents delivered to Buyer or (ii) as may result from the operation of law.

(d) Seller has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and all instruments and other documents executed and delivered by Seller in connection herewith.

(e) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Seller and do not require any consent or approval of any party or governmental entity that has not been obtained.

The foregoing representations and warranties of Seller shall survive the Closing Date for a period of one (1) year (subject to any claims pending as of the expiration of such period); provided, however, that fraud or intentional misrepresentation shall survive for the applicable statute of limitations period.

6.             Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that:

(a) Buyer has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and all instruments and other documents executed and delivered by Buyer in connection herewith.

(b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Buyer and do not require any consent or approval of any party or governmental entity that has not been obtained.

(c) Buyer has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks relating to the Loan and Loan File Documents (including any environmental laws pertaining to the Property or other collateral for the Loan) and making an informed purchase and investment decision in connection therewith.

(d) Buyer acknowledges that the Loan may have limited or no liquidity and Buyer has the financial wherewithal to hold the Loan for an indefinite period of time and to bear the economic risk attendant to ownership of the Loan.

(e) Buyer has made, prior to the Closing, such examination, review and investigation of the facts and circumstances necessary to evaluate the Loan and the Loan File Documents as Buyer has deemed necessary or appropriate (including as described in Section 4). Buyer is assuming all risk with respect to the completeness, accuracy, enforceability or sufficiency of the Loan File Documents and the existence, condition, location and value of the Property and any property (real or personal) encumbered pursuant to or affected by or described in any of the Loan File Documents. Buyer further acknowledges that in acquiring the Loan and Loan Documents, Buyer is assuming all credit, collateral and collectability risks, including full or partial losses which are inherent with the Loan and Loan Documents.

(f) Buyer has not relied upon any representations, warranties or statements of any kind made by or on behalf of the Seller or any officer, director, employee, agent or representative of Seller with respect to the Borrowers, the Property, the Loan, or any Loan File Document except as expressly set forth in this Agreement. Buyer acknowledges that, except for the representations and warranties by Seller set forth in Section 5, Seller negates and disclaims all representations, warranties and statements of every kind or type (express or implied). Without limiting the foregoing, Buyer acknowledges and agrees that the amount ultimately received by Buyer with respect to the Loan, the Loan Documents or the Property may be less than the Purchase Price and that Buyer shall have no recourse to Seller for any such deficiency.

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(g) If Buyer has engaged any broker or finder or incurred or becomes obligated to pay any broker’s commission or finder’s fee in connection with the transaction contemplated by this Agreement, in no event will Seller or any of its affiliates be obligated to pay any fee, expense or other remuneration to or in connection with such broker or finder, directly or indirectly, and any such fee, expense or other remuneration shall be Buyer’s sole responsibility.

The foregoing representations and warranties of Buyer shall survive the Closing Date for a period of one (1) year (subject to any claims pending as of the expiration of such period); provided, however, that fraud or intentional misrepresentation shall survive for the applicable statute of limitations period.

7.             Covenants of Buyer. Regarding its purchase of Seller’s rights, title and interest in and to the Loan and Loan Documents, Buyer covenants and agrees that:

(a) Buyer’s purchase of the Loan and Loan Documents is and shall be on an “AS IS” AND “WHERE IS” BASIS, “WITH ALL FAULTS” AND WITHOUT REPRESENTATION, EXPRESS OR IMPLIED, OF ANY KIND, TYPE, CHARACTER OR NATURE, AND WITHOUT RECOURSE OR WARRANTY, EXPRESS OR IMPLIED, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES BY SELLER SET FORTH IN SECTION 5 OF THIS AGREEMENT.

(b) Buyer assumes all risks as to the security for the Loan (including the Property) including the adequacy or accuracy of any description of any such security, the validity and execution of any of the Loan Documents, the perfection and priority of any lien or security interest purportedly securing the Loan, the rights of third parties regarding any such security, the financial creditworthiness of the Borrowers, or the value or marketability of any such security.

(c) Intentionally deleted.

(d) Notwithstanding any term or provision of this Agreement to the contrary, Seller retains the right, if it so chooses in its sole and absolute discretion, to participate in any lawsuits for the sole purpose of defending any of the Seller Parties (as hereinafter defined) against any claims or counterclaims brought against any of them, whether now existing or at any time hereafter arising, and those rights are not assigned or transferred to the Buyer under this Agreement or in connection with the consummation of the transaction contemplated under this Agreement. Buyer and Buyer’s counsel shall cooperate with Seller and Seller’s counsel, all at Buyer’s sole cost and expense in the defense of any claims or counterclaims made against Seller or any of Seller’s subsidiaries, affiliates (including the FDIC), employees, officers, directors, shareholders, members, managers, partners, agents, representatives, attorneys, accountants or consultants (collectively, the “Seller Parties”), in any litigation, arbitration proceeding or other forum involving or relating to the Loan.

(e) Buyer shall be responsible for complying with all state and federal laws with respect to the ownership, servicing and collection of the Loan and Loan Documents, including the obligation to notify Borrowers, each Guarantor or any other obligor or pledgor of collateral (each, a “Loan Party”) of the transfer of the Loan and Loan Documents. Further, Seller shall have the right, but not the obligation, to notify any Loan Party of the transfer of the Loan and Loan Documents to Buyer. Buyer agrees not to misrepresent, mislead, deceive, or otherwise fail adequately to disclose to any Loan Party the identity of Buyer as the owner of the Loan and Loan Documents. Buyer’s collection of the Loan and enforcement of the Loan Documents shall be done in compliance with all applicable federal and state laws and solely in its name and not in Seller’s name.

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(f) Buyer shall, within ten (10) days after Closing, record in the applicable county recorder’s office (and pay all costs and fees associated therewith) the Assignments (defined below) delivered by Seller. Buyer shall pay any transfer, property, income or other tax accruing or arising in connection with the transactions contemplated in this Agreement (other than income tax payable by Seller).

8.             Covenants of Seller at Closing.

(a) Seller shall, upon confirmation of its receipt of the Purchase Price in immediately available funds, personally deliver to Buyer’s representative attending the Closing:

(i)            the following original Loan Documents:

(A) Promissory Note dated June 12, 2008;

(B) Allonge dated as of August 26, 2010;

(C) Wyoming Mortgage dated June 12, 2008;

(D) Assignment of Wyoming Mortgage dated as of August 26, 2010;

(E) Idaho Mortgage dated June 12, 2008; and

(F) Assignment of Idaho Mortgage dated as of August 26, 2010;
and copies (to the extent the originals are not in Seller’s possession) of all other Loan File Documents;

(ii)            executed (in recordable form, as applicable) and acknowledged assignments of the Loan Documents and of the Note and Mortgages (and assignment of rents, as applicable) substantially in the forms attached hereto as Exhibit A-1, Exhibit A-2, and Exhibit A-3 respectively (collectively, the “Assignments”);

(iii)           executed allonge to the Note substantially in the form attached hereto as Exhibit B; and

(iv)           a loan payment history for the Loan for the last twelve (12) months (or, if shorter, for the period of Seller’s ownership of the Loan) as may be in Seller’s possession showing the application of payments to and disbursements from Seller or its predecessor (it being understood and agreed that Seller makes no representation or warranty with respect to the accuracy or completeness of such history).

(b) Seller shall deliver all payments received by Seller from Borrower pursuant to the Loan or Loan Documents after the Closing.

9.             Buyer’s Indemnities. Buyer agrees to indemnify and hold harmless Seller and each other Seller Party from and against any and all loss, liability, claim, damage and expense (including reasonable attorneys’ fees) directly or indirectly arising out of, based upon, resulting from or otherwise relating to (a) any act of Buyer or any of Buyer’s assignees, subsidiaries, affiliates, employees, officers, directors, shareholders, members, managers, partners, agents, representatives, attorneys, accountants or consultants (collectively, “Buyer Parties”) before or after the Closing in connection with the Loan, the Property or otherwise (including any act or omission by Buyer after the Closing in connection with any Loan File Document), (b) the material inaccuracy of any of Buyer’s representations or warranties herein, (c) a breach of any of Buyer’s covenants or obligations in this Agreement (all of which shall survive Closing), (d) any commissions, finder’s fees or similar fees due or claimed by any broker, agent or salesperson claimed against any Seller Party as a result of an agreement entered into by Buyer, or (e) actions taken by Seller which are specifically requested by Buyer.

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10.           Waiver and Release Regarding Unknown Claims. Buyer hereby waives and releases all rights under any applicable laws and regulations restricting the waiver of claims that Buyer does not know or suspect to exist at the time of this Agreement, and which, if known, would have materially affected Buyer’s decision to enter into this Agreement, including claims that would have been revealed by the Excluded Information. Buyer hereby agrees, represents and warrants to Seller that Buyer realizes and acknowledges that factual matters now unknown to, or not anticipated or suspected by, Buyer (including factual matters that would have been revealed by the Excluded Information), may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses that are presently unknown, unanticipated and unsuspected by Buyer, and Buyer further agrees, represents and warrants that the waivers and releases provided hereunder have been negotiated and agreed upon in light of such realization.

11.           Limitation of Liability and Remedies.

(a) If Seller defaults or breaches any of its obligations under this Agreement on or prior to Closing (and, at that time, there are no material defaults or breaches by Buyer under this Agreement), then Buyer shall have the right to either (i) waive such default or breach by Seller and proceed to close the transaction contemplated herein pursuant to the terms of this Agreement; or (ii) cancel this Agreement by written notice to Seller (in which case Seller shall refund the Earnest Money to Buyer without any further instruction or consent of any party). To avoid doubt, Buyer’s choice of clause (i) or clause (ii) in the preceding sentence shall constitute the sole and exclusive remedy of Buyer under such circumstances. WITHOUT LIMITING THE FOREGOING SENTENCE, BUYER WAIVES ANY AND ALL RIGHTS THAT BUYER OTHERWISE MAY HAVE UNDER APPLICABLE LAW OR OTHERWISE TO SPECIFICALLY ENFORCE THIS AGREEMENT.

Seller Initials: _______        Buyer Initials: ________

If Seller ever becomes liable to Buyer for any reason other than as described in the first sentence of this Section 11(a), under any circumstances arising under or resulting from or related to this Agreement, for any claim, loss, cost, damage, judgment, injunctive relief, specific performance, expense or other liability of any kind, including reasonable attorneys’ fees (collectively, the “Liability”), then Buyer’s recourse against Seller for such Liability (if not negated entirely pursuant to the following sentence) shall be limited to the least of the following amounts: (i) the Purchase Price less principal payments or the value of other consideration received by Buyer in respect to the Loan or the Property; (ii) the then-remaining unpaid principal amount of the indebtedness evidenced by the Note; or (iii) the actual loss or damage; provided, however, that upon the satisfaction of any loss described in clause (i) or clause (ii), Buyer shall, at Seller’s request, reassign to Seller all of Buyer’s rights, title and interest in and to the Loan and Loan File Documents. In addition, Seller shall have no liability to Buyer with respect to the Loan or Loan File Documents and Buyer shall have no recourse against Seller with respect to the Loan or Loan File Documents, upon the occurrence of any one or more of the following events: (I) the passage of sixty (60) days from the Closing; (II) Buyer orally or in writing directly or indirectly releases in whole or in part the Borrower, any Guarantor, the Property or any other security for the Loan or any Guaranty; (III) Buyer orally or in writing amends, modifies, terminates or otherwise changes any term or provision of the Note or any Loan File Documents; (IV) Buyer agrees orally or in writing to forbear the enforcement of any of its rights or remedies relating to the Loan, the Loan File Documents, the Property or the other security for the Loan; or (V) Buyer takes any action or omits to take any action, the consequence of which is to materially alter or amend, or to compromise, impair or otherwise adversely affect any of the obligations evidenced by the Note, the Loan File Documents, the Property or any of the other security for the Loan or any rights or remedies relating thereto.

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(b) If Buyer ever becomes liable to Seller for any reason, under any circumstances arising under or resulting from or related to this Agreement for any claim, loss, cost, damage, judgment, expenses or other liability of any kind, Seller’s recourse against Buyer shall be limited to the actual loss or damages. Notwithstanding the foregoing, in the event of a breach by Buyer under this Agreement resulting only in the Buyer’s failure to effect the purchase of the Loan at Closing, then (i) Seller shall have the right to terminate this Agreement by written notice to Buyer and (ii) Buyer and Seller agree that (x) Seller will suffer damages in an amount that will be impractical or extremely difficult to ascertain, (y) the amount of the Earnest Money represents a reasonable estimate of the damages that Seller will sustain in such case and (z) Seller shall retain the Earnest Money as liquidated damages without any further instruction or consent of any party as Seller’s sole remedy for such breach.

Seller Initials: Buyer Initials:

(c) This Section 11 shall survive the Closing and any termination of this Agreement.

12.           [Reserved.]

13.           [Reserved.]

14.           Costs. Each party shall bear their own costs and expenses incurred in negotiating, closing and carrying out the transactions contemplated by this Agreement. Buyer shall pay all costs incurred by Buyer associated with the purchase of the Loan (including any broker’s fees of any broker claiming by, through or under Buyer, due diligence costs incurred, title company fees, and applicable recording fees).

15.           Governing Law. This Agreement is being entered into in the State of Kansas and shall be governed by and construed in accordance with the laws of the State of Kansas.

16.           Counterparts; Signatures. This Agreement may be executed in counterparts and such counterparts will be compiled into one fully-executed Agreement. A signature delivered by e-mail, facsimile or other electronic transmission will be deemed to constitute an original and fully-effective signature.

17.           Time of Essence. Time and strict and punctual performance are of the essence with respect to each provision of this Agreement.

18.           Survival. The representations, warranties, obligations and covenants of the parties contained in this Agreement shall survive the consummation of the transactions contemplated in this Agreement, subject to any time period limitations specified herein.

19.           Further Assurances. Seller and Buyer shall each execute and deliver to the other all further documents or instruments reasonably requested by either of them in order to effect the intent of this Agreement and to obtain the full benefit of this Agreement. Any request by either party under this Section 19 shall be accompanied by the document proposed for signature by the party requesting it, and the form and substance of such document shall be subject to the review and satisfaction of the party of whom the request is made and its attorneys. The party making the request shall bear and discharge any fees or expenses incident to the preparation, filing or recording of documents requested pursuant to this Section 19.

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20.           Entire Agreement; Successors and Assigns. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS OR UNDERSTANDINGS BETWEEN THE PARTIES. The parties make no representations or warranties to each other except as expressly set forth in this Agreement. All prior agreements and understandings between the parties with respect to the transactions contemplated by this Agreement, whether verbal or in writing, are superseded by, and are deemed to have been merged into, this Agreement. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, executors, personal and legal representatives, successors and assigns, but no other party shall have or claim any third party beneficiary rights under this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, Buyer may not assign this Agreement or any portion of its rights and obligations under this Agreement without Seller’s prior written consent, which may be granted or withheld in Seller’s sole and absolute discretion.

21.           Modifications. This Agreement, including the provisions of this Section 21, may be changed, waived, discharged or terminated only with an instrument in writing signed by each party, and the parties hereby: (a) agree that it shall not be reasonable for either of them to rely on any alleged, non-written amendment to this Agreement; (b) irrevocably waive any and all right to enforce any alleged, non-written amendment to this Agreement; and (c) agree that it shall be beyond the scope of authority (apparent or otherwise) for any of their respective agents to agree to any non-written modification of this Agreement.

22.           Severability. If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable, the balance of this Agreement shall remain in full force and effect and if any provision is inapplicable to any person of circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

23.           Jury Trial Waiver; Prevailing Party Fees & Expenses. AS PERMITTED BY APPLICABLE LAW, EACH PARTY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BEFORE A JURY IN CONNECTION WITH ANY CLAIM, DISPUTE OR CONTROVERSY ARISING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. The prevailing party in any suit, action or proceeding arising out of or relating to this Agreement shall be entitled to recover from the non-prevailing party all reasonable attorneys’ fees and other out-of-pocket expenses the prevailing party incurs in such suit, action or proceeding and in any subsequent suit to enforce a judgment.

24.          Miscellaneous. Whenever the context of this Agreement requires, references to the singular number shall include the plural, and the plural shall include the singular, where appropriate; words denoting gender include the masculine, feminine and neuter where appropriate; and specific enumeration shall not exclude the general, but shall be considered as cumulative. The term “person” is intended to be broadly interpreted to include any natural person, corporation, bank, partnership, company, governmental entity or other legal entity. The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to.” The term “or” has the inclusive meaning represented by the phrase “and/or” (except where otherwise indicated). The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision or section of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that such party has drafted any portion of this Agreement. Each party has either (i) reviewed this Agreement with legal and other counsel of its choice or (ii) had sufficient opportunity to review this Agreement with legal and other counsel of its choice and declined to do so.

[Remainder of Page Intentionally Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement as of the Effective Date.

SELLER:	2010-1 RADC/CADC Venture, LLC
By: MREC Funding, LLC, its manager
By: Mariner Real Estate Management, LLC, its manager

By: /s/T. Anderson
Name: __________________________
Title: Authorized Signer_____________

BUYER:	RELIV’ INTERNATIONAL, INC.

By: /s/ Stephen M. Merrick_______________
Name:_______________________________
Title: Senior Vice President_______________

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